Exhibit 99.01

Contacts:	Investors	Media
	Jerry Natoli	Holly Perez
	Intuit Inc.	Intuit Inc.
	650-944-6181	650-944-6482
	jerry_natoli@intuit.com	holly_perez@intuit.com
Intuit Third-Quarter GAAP Operating Income Grows 13 Percent
Highlights:
•	Quarterly revenue grows 9 percent

•	Non-GAAP operating income grows 15 percent

•	GAAP EPS grows 11 percent, non-GAAP 21 percent
     MOUNTAIN VIEW, Calif. — May 20, 2009 — Intuit Inc. (Nasdaq: INTU) today announced third-quarter revenue of $1.434 billion, a 9 percent increase from the year-ago quarter. GAAP operating income of $764 million and GAAP diluted earnings per share of $1.47 were at the upper end of the guidance range.
     “We just finished a strong tax season with double-digit customer growth. We grew our small business customer base and increased share in a challenging economic environment,” said Brad Smith, Intuit’s president and chief executive officer.
     “Our continued focus on customers and providing products and services that help consumers and small business owners save and make money enables us to grow our top line. We expect to deliver a solid year with both revenue and operating income growth,” Smith said.
Third-Quarter 2009 Financial Highlights
•	Revenue of $1.434 billion, up 9 percent from the year-ago quarter.

•	GAAP (Generally Accepted Accounting Principles) operating income from continuing operations of $764 million, up 13 percent from the year-ago quarter. GAAP diluted earnings per share of $1.47, compared to $1.33 in the year-ago quarter, up 11 percent from the year-ago quarter.

Intuit Third Quarter 2009 Earnings

•	Non-GAAP operating income of $837 million, up 15 percent from the year-ago quarter. Non-GAAP diluted earnings per share of $1.68, compared to $1.39 in the year-ago quarter, up 21 percent from the year-ago quarter.
Third-Quarter 2009 Business Segment Results
•	Consumer Tax revenue was $777 million, up 18 percent from the year-ago quarter.

•	QuickBooks revenue was $149 million, down 8 percent from the year-ago quarter.

•	Payroll and Payments revenue was $157 million, up 11 percent from the year-ago quarter.

•	Accounting Professionals revenue was $179 million, up 4 percent from the year-ago quarter.

•	Financial Institutions revenue was $78 million, up 3 percent from the year-ago quarter.

•	Other Businesses revenue was $94 million, down 9 percent from the year-ago quarter.
Forward-looking Guidance
     Intuit narrowed its guidance range for the full 2009 fiscal year, which ends July 31, and expects:
•	Revenue of $3.155 billion to $3.185 billion, or growth of 3 to 4 percent.

•	GAAP operating income of $672 to $692 million, or growth of 3 to 6 percent. This represents GAAP diluted earnings per share of $1.31 to $1.35.

•	Non-GAAP operating income of $918 million to $938 million, or growth of 7 to 10 percent. This represents non-GAAP diluted earnings per share of $1.78 to $1.82.
     Intuit also updated its previous fiscal year revenue guidance for the Consumer Tax segment, which is now expected to grow 5 to 7 percent. All other segment revenue guidance remained unchanged.

Intuit Third Quarter 2009 Earnings

Webcast and Conference Call Information
     A live audio webcast of Intuit’s third-quarter 2009 conference call is available at http://investors.intuit.com/events.cfm. The call begins today at 1:30 p.m. Pacific time. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://investors.intuit.com/results.cfm.
     The conference call number is 866-238-1645 in the United States or 703-639-1163 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1355112.
Intuit, the Intuit logo and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release issued by Intuit on May 20, 2009 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s future expected financial results; its prospects for the business in fiscal 2009; and all of the statements under the heading “Forward-looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; if economic and market conditions in the U.S. and worldwide continue to decline, our customers may delay or reduce technology purchases which may harm our business, results of operations and financial condition; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any

Intuit Third Quarter 2009 Earnings

significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to deliver products and services and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2008 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of May 20, 2009, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008
Net revenue:
Product	$535,732	$517,670	$1,191,214	$1,277,080
Service and other	898,676	795,338	1,515,549	1,315,740

Total net revenue	1,434,408	1,313,008	2,706,763	2,592,820

Costs and expenses:
Cost of revenue:
Cost of product revenue	33,850	34,637	122,895	125,264
Cost of service and other revenue	123,842	105,311	343,042	305,603
Amortization of purchased intangible assets	15,380	14,075	45,616	40,188
Selling and marketing	278,609	246,095	741,169	679,459
Research and development	132,866	149,985	412,332	449,088
General and administrative	75,335	79,150	211,520	222,937
Acquisition-related charges	10,464	9,254	32,600	25,349

Total costs and expenses [A]	670,346	638,507	1,909,174	1,847,888

Operating income from continuing operations	764,062	674,501	797,589	744,932
Interest expense	(12,642)	(12,830)	(36,059)	(40,389)
Interest and other income	5,977	10,361	10,299	32,477
Gains on marketable equity securities and other investments, net	507	477	1,084	1,190
Gain on sale of outsourced payroll assets [B]	—	13,616	—	51,571

Income from continuing operations before income taxes	757,904	686,125	772,913	789,781
Income tax provision [C]	272,868	241,612	254,401	275,839
Minority interest expense, net of tax	216	334	796	1,332

Net income from continuing operations	484,820	444,179	517,716	512,610
Net income from discontinued operations [D]	—	—	—	26,012

Net income	$484,820	$444,179	$517,716	$538,622

Basic net income per share from continuing operations	$1.51	$1.37	$1.61	$1.55
Basic net income per share from discontinued operations	—	—	—	0.08

Basic net income per share	$1.51	$1.37	$1.61	$1.63

Shares used in basic per share calculations	321,890	323,408	321,897	330,862

Diluted net income per share from continuing operations	$1.47	$1.33	$1.57	$1.50
Diluted net income per share from discontinued operations	—	—	—	0.08

Diluted net income per share	$1.47	$1.33	$1.57	$1.58

Shares used in diluted per share calculations	329,104	333,436	329,412	341,869

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded for the periods shown.

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008

Cost of product revenue	$388	$288	$995	$847
Cost of service and other revenue	1,976	1,483	4,991	4,894
Selling and marketing	12,984	10,684	33,890	28,110
Research and development	10,855	8,378	27,445	24,377
General and administrative	10,747	9,260	26,280	28,054

Total share-based compensation	$36,950	$30,093	$93,601	$86,282

[B]	In March 2007 we sold certain assets related to our Complete Payroll and Premier Payroll Service businesses to Automatic Data Processing, Inc. (ADP) for a price of up to approximately $135 million in cash. The final purchase price was contingent upon the number of customers that transitioned to ADP pursuant to the purchase agreement over a period of approximately one year from the date of sale. In the three and nine months ended April 30, 2008 we recorded pre-tax gains of $13.6 million and $51.6 million on our statement of operations for customers who transitioned to ADP during those periods. We received a total price of $93.6 million and recorded a total pre-tax gain of $83.2 million from the inception of this transaction through its completion in the third quarter of fiscal 2008.

[C]	Our effective tax rates for the three months ended April 30, 2009 and 2008 were approximately 36% and 35% and did not differ significantly from the federal statutory rate of 35%.

Our effective tax rate for the nine months ended April 30, 2009 was approximately 33%. Excluding discrete tax benefits primarily related to a favorable agreement we entered into with a tax authority and the retroactive reinstatement of the federal research and experimentation credit, our effective tax rate for that period was approximately 36% and did not differ significantly from the federal statutory rate of 35%. Our effective tax rate for the nine months ended April 30, 2008 was approximately 35% and did not differ significantly from the federal statutory rate of 35%.

[D]	In August 2007 we sold our Intuit Distribution Management Solutions (IDMS) business for approximately $100 million in cash and recorded a net gain on disposal of $27.5 million. IDMS was part of our Other Businesses segment. In accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IDMS became a discontinued operation in the fourth quarter of fiscal 2007. We have therefore segregated the net assets and operating results of IDMS from continuing operations on our balance sheets and in our statements of operations for all periods prior to the sale. Revenue and net loss from IDMS discontinued operations for the nine months ended April 30, 2008 were not significant. Because IDMS operating cash flows were not material for any period presented, we have not segregated them from continuing operations on our statements of cash flows. We have segregated the cash impact of the gain on disposal of IDMS on our statement of cash flows for the nine months ended April 30, 2008.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated May 20, 2009 contains non-GAAP financial measures. Table B and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions. Acquisition-related charges in operating expenses include amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Charge for historical use of technology licensing rights. We exclude from our non-GAAP financial measures the portion of technology licensing fees that relates to historical use of that technology. We exclude this portion for the reasons stated above and because it is unrelated to our ongoing business operating results.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.

The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, and charges for historical use of technology licensing rights from our GAAP operating income (loss) from continuing operations in arriving at our non-GAAP operating income (loss) primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, charges for historical use of technology licensing rights, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses and assets, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude charges for historical use of technology licensing rights and net gains on marketable equity securities and other investments from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 36% for the first, second and third quarters of fiscal 2008; 36% for the first quarter of fiscal 2009; 34% for the second and third quarters of fiscal 2009; and 34% for fourth quarter and full year fiscal 2009 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008
GAAP operating income from continuing operations	$764,062	$674,501	$797,589	$744,932
Amortization of purchased intangible assets	15,380	14,075	45,616	40,188
Acquisition-related charges	10,464	9,254	32,600	25,349
Charge for historical use of technology licensing rights	10,600	—	10,600	—
Share-based compensation expense	36,950	30,093	93,601	86,282

Non-GAAP operating income	$837,456	$727,923	$980,006	$896,751

GAAP net income	$484,820	$444,179	$517,716	$538,622
Amortization of purchased intangible assets	15,380	14,075	45,616	40,188
Acquisition-related charges	10,464	9,254	32,600	25,349
Charge for historical use of technology licensing rights	10,600	—	10,600	—
Share-based compensation expense	36,950	30,093	93,601	86,282
Net gains on marketable equity securities and other investments	(507)	(477)	(1,084)	(1,190)
Pre-tax gain on sale of outsourced payroll assets	—	(13,616)	—	(51,571)
Income tax effect of non-GAAP adjustments	(25,676)	(18,143)	(63,793)	(39,563)
Exclusion of discrete tax items	20,229	(1,408)	(1,478)	(4,580)
Discontinued operations	—	—	—	(26,012)

Non-GAAP net income	$552,260	$463,957	$633,778	$567,525

GAAP diluted net income per share	$1.47	$1.33	$1.57	$1.58
Amortization of purchased intangible assets	0.05	0.04	0.14	0.12
Acquisition-related charges	0.03	0.03	0.09	0.07
Charge for historical use of technology licensing rights	0.03	—	0.03	—
Share-based compensation expense	0.11	0.09	0.28	0.25
Net gains on marketable equity securities and other investments	—	—	—	—
Pre-tax gain on sale of outsourced payroll assets	—	(0.04)	—	(0.15)
Income tax effect of non-GAAP adjustments	(0.08)	(0.06)	(0.19)	(0.12)
Exclusion of discrete tax items	0.07	—	—	(0.01)
Discontinued operations	—	—	—	(0.08)

Non-GAAP diluted net income per share	$1.68	$1.39	$1.92	$1.66

Shares used in diluted per share calculations	329,104	333,436	329,412	341,869

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	July 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,222,028	$413,340
Investments	250,072	414,493
Accounts receivable, net	272,676	127,230
Income taxes receivable	1,793	60,564
Deferred income taxes	75,607	101,730
Prepaid expenses and other current assets	53,368	45,457

Current assets before funds held for customers	1,875,544	1,162,814
Funds held for customers	343,589	610,748

Total current assets	2,219,133	1,773,562

Long-term investments	268,395	288,310
Property and equipment, net	535,603	507,499
Goodwill	1,694,307	1,698,087
Purchased intangible assets, net	202,016	273,087
Long-term deferred income taxes	36,573	52,491
Other assets	76,948	73,548

Total assets	$5,032,975	$4,666,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147,662	$115,198
Accrued compensation and related liabilities	153,284	229,819
Deferred revenue	298,939	359,936
Income taxes payable	149,355	16,211
Other current liabilities	216,309	135,326

Current liabilities before customer fund deposits	965,549	856,490
Customer fund deposits	343,589	610,748

Total current liabilities	1,309,138	1,467,238

Long-term debt	998,136	997,996
Other long-term obligations	125,814	121,489

Total liabilities	2,433,088	2,586,723

Minority interest	1,368	6,907
Stockholders’ equity	2,598,519	2,072,954

Total liabilities and stockholders’ equity	$5,032,975	$4,666,584

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (1)	$484,820	$444,179	$517,716	$538,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36,130	31,420	105,289	85,542
Amortization of intangible assets	26,889	25,518	83,833	71,626
Share-based compensation	36,950	30,093	93,601	86,328
Pre-tax gain on sale of outsourced payroll assets	—	(13,616)	—	(51,571)
Pre-tax gain on sale of IDMS (1)	—	—	—	(45,667)
Deferred income taxes	727	4,582	44,944	19,142
Tax benefit from share-based compensation plans	1,641	3,059	8,612	28,091
Excess tax benefit from share-based compensation plans	(865)	(2,024)	(7,362)	(17,785)
Other	3,419	5,428	10,075	8,364

Subtotal	589,711	528,639	856,708	722,692

Changes in operating assets and liabilities:
Accounts receivable	170,042	150,540	(146,475)	(86,398)
Prepaid expenses, taxes and other assets	154,111	19,470	40,222	40,563
Accounts payable	24,996	333	39,899	10,708
Accrued compensation and related liabilities	21,509	28,231	(75,501)	(21,574)
Deferred revenue	(173,752)	(56,746)	(51,744)	(32,946)
Income taxes payable	150,010	196,883	137,332	182,545
Other liabilities	(1,598)	(35,401)	77,450	53,903

Total changes in operating assets and liabilities	345,318	303,310	21,183	146,801

Net cash provided by operating activities (1)	935,029	831,949	877,891	869,493

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(71,207)	(290,300)	(138,163)	(738,991)
Sales of available-for-sale debt securities	27,738	151,142	292,133	868,759
Maturities of available-for-sale debt securities	3,265	26,760	27,120	201,095
Net change in funds held for customers’ money market funds and other cash equivalents	(49,906)	181,124	267,159	(37,715)
Purchases of property and equipment	(31,487)	(95,335)	(148,371)	(217,254)
Net change in customer fund deposits	49,906	(181,124)	(267,159)	37,715
Acquisitions of businesses and intangible assets, net of cash acquired	(9,490)	(128,768)	(12,831)	(262,839)
Cash received from acquirer of outsourced payroll assets	—	7,576	—	34,879
Proceeds from divestiture of businesses	—	—	—	97,147
Other	(1,088)	4,384	5,477	(2,086)

Net cash provided by (used in) investing activities	(82,269)	(324,541)	25,365	(19,290)

Cash flows from financing activities:
Net proceeds from issuance of common stock under employee stock plans	30,743	32,113	125,812	153,790
Tax payments related to restricted stock issuance	(463)	(511)	(14,742)	(4,560)
Purchase of treasury stock	—	(300,000)	(200,251)	(799,998)
Excess tax benefit from share-based compensation plans	865	2,024	7,362	17,785
Other	(785)	523	(2,535)	(3,072)

Net cash provided by (used in) financing activities	30,360	(265,851)	(84,354)	(636,055)

Effect of exchange rates on cash and cash equivalents	200	(201)	(10,214)	2,155

Net increase in cash and cash equivalents	883,320	241,356	808,688	216,303
Cash and cash equivalents at beginning of period	338,708	230,148	413,340	255,201

Cash and cash equivalents at end of period	$1,222,028	$471,504	$1,222,028	$471,504

(1)	Because the operating cash flows of our Intuit Distribution Management Solutions (IDMS) discontinued operations were not material for any period presented, we have not segregated them from continuing operations on these statements of cash flows. We have presented the effect of the gain on disposal of IDMS on the statement of cash flows for the nine months ended April 30, 2008.

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending July 31, 2009
Revenue	$454,000	$484,000	$—		$454,000	$484,000
Operating loss	$(126,000)	$(106,000)	$64,000	[a]	$(62,000)	$(42,000)
Diluted loss per share	$(0.26)	$(0.22)	$0.12	[b]	$(0.14)	$(0.10)
Shares	322,000	325,000	—		322,000	325,000

Twelve Months Ending July 31, 2009
Revenue	$3,155,000	$3,185,000	$—		$3,155,000	$3,185,000
Operating income	$672,000	$692,000	$246,000	[c]	$918,000	$938,000
Diluted earnings per share	$1.31	$1.35	$0.47	[d]	$1.78	$1.82
Shares	328,000	331,000	—		328,000	331,000
See “About Non-GAAP Financial Measures” immediately preceding Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $40 million; amortization of purchased intangible assets of approximately $15 million; and acquisition-related charges of approximately $9 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and adjustments for certain discrete GAAP tax items.

[c]	Reflects estimated adjustments for share-based compensation expense of approximately $134 million; amortization of purchased intangible assets of approximately $60 million; acquisition-related charges of approximately $41 million; and a charge for historical use of technology licensing rights of approximately $11 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and adjustments for certain discrete GAAP tax items.